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Exhibit 5.6

[LETTERHEAD OF WARNER NORCROSS & JUDD LLP]

        March 19, 2004

Precision Castparts Corp.
4650 S.W. Macadam Ave., Suite 440
Portland, Oregon 97239

Stoel Rives LLP
900 SW Fifth Avenue
Portland, OR 97204

        Re:    Guarantee of Certain Precision Castparts Corp. Notes

Ladies and Gentlemen:

        We have been engaged as special local counsel for CANNON-MUSKEGON CORPORATION, NSS TECHNOLOGIES, INC. and SPS TECHNOLOGIES WATERFORD COMPANY (the "Guarantors") in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Precision Castparts Corp., an Oregon corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act") of the offer and exchange by the Company of up to $200,000,000 principal amount of the Company's 5.60% Senior Notes due 2013 that have been registered under the Securities Act (the "New Notes"), which New Notes will be guaranteed by each of the Guarantors, for a like principal amount of the Company's outstanding 5.60% Senior Notes due 2013 (the "Old Notes"), which Old Notes have also been guaranteed by the Guarantors.

        In connection with this opinion letter we have examined each of the following:

  1.
  the Indenture dated as of December 17, 1997, as amended by the First Supplemental Indenture dated June 30, 2001, the Second Supplemental Indenture dated December 9, 2003, and the Third Supplemental Indenture dated December 9, 2003 (as so amended, the "Indenture") among the Company, each of the Company's subsidiary guarantors party thereto, and J.P. Morgan Trust Company, N.A. (successor in interest to Bank One Trust Company, N.A. which was successor in interest to The First National Bank of Chicago), as trustee;

  2.
  the form of the Old Notes and the New Notes;

  3.
  the Notation of Guarantee (the "Guarantees") executed by each of the Guarantors;

  4.
  Certificates of the Secretary of State or equivalent governmental authority of the state of Michigan regarding the existence and status of each of the Guarantors, as described on Schedule A hereto;

  5.
  the organizational documents of each of the Guarantors, as described on Schedule A hereto (the "Guarantor Organization Documents"); and

  6.
  Resolutions or equivalent corporate action of each of the Guarantors dated December 9, 2003 relating to the Guarantees, as certified to us by the secretary or equivalent representative of each of the Guarantors as of March 19, 2004.

The documents referred to in paragraphs 1 through 3 above are referred to collectively as the "Documents".

        We have examined such other certificates, agreements, instruments and documents as we have deemed necessary or appropriate in order to render the opinions set forth herein, and we have relied on such certificates of government officials as we have deemed appropriate. We have relied completely on the foregoing documents and such other documents as referred to in this letter as to all matters of fact covered therein, and we have not undertaken any independent verification or investigation of such factual matters.

        For the purpose of this opinion, we have assumed the following:

          a.     the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies;

          b.     that the transactions contemplated by the Guarantees are necessary or convenient to the conduct, promotion and attainment of the business of each of the Guarantors; and

          c.     that the facts set forth in all certificates referred to in this opinion are accurate.

        We have conducted no independent investigation with respect to these assumptions. We advise you that we have not represented the Guarantors or the Company in connection with the preparation or negotiation of the Guarantees or any of the other documents referred to herein.

        Based upon the foregoing, and further subject to the assumptions, qualifications and exceptions set forth below, we hereby advise you that in our opinion:

          1.     Each of the Guarantors is (i) validly existing as a corporation in good standing (if applicable) under the laws of the state of Michigan, and (ii) has the corporate power and corporate authority to enter into and perform its obligations under the Indenture and the Guarantees relating to the New Notes.

          2.     The execution and delivery of the Indenture by the Guarantors, and the Guarantors' performance of their agreements under the Indenture, including the Guarantees of the New Notes by the Guarantors pursuant to the Indenture, has been duly authorized by each of the Guarantors.

        This opinion is limited to matters expressly stated herein and no opinion is to be inferred or may be implied beyond such matters. Without limiting the generality of the foregoing, we specifically exclude the following items:

          a.     we express no opinion with respect to the enforceability of any of the Documents or any of the provisions thereof; and

          b.     we express no opinion regarding the accuracy of any factual representation in the Documents, the financial status of the Company, the Guarantors or any other subsidiary of the Company, or any person's ability to perform any obligations under the Guarantees or the other Documents.

        The opinions expressed in this letter apply only insofar as the laws of the state of Michigan may be applicable, and we express no opinion and make no statement of fact with respect to the laws of any other jurisdiction.

        This opinion letter is given as of the date hereof and is based on facts and conditions presently known to us and the laws currently in effect, and we do not undertake and hereby disclaim any obligation to advise you of any change in any matters set forth herein.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated under the Securities Act.

Very truly yours,
WARNER NORCROSS & JUDD LLP
By	/s/ William R. Jansen William R. Jansen, a Partner

SCHEDULE A
(Michigan Guarantors)

1. CANNON-MUSKEGON CORPORATION

  a
  Certificate of Secretary of State

            i)     A good standing certificate dated March 11, 2004, issued by the Michigan Department of Labor & Economic Growth.

  b.
  Organizational Documents

            i)     A copy of the Articles of Incorporation for Guarantor as certified on February 4, 2004, by the Michigan Department of Labor & Economic Growth and as certified by the Secretary of the Guarantor on March 19, 2004.

            ii)    A copy of the Bylaws of the Guarantor as certified on March 19, 2004, by the Secretary of the Guarantor.

2. NSS TECHNOLOGIES, INC

  a.
  Certificate of Secretary of State

            i)     A good standing certificate dated March 11, 2004, issued by the Michigan Department of Labor & Economic Growth.

  b.
  Organizational Documents

            i)     A copy of the Articles of Incorporation for National Set Screw Corporation as certified on February 4, 2004, by the Michigan Department of Labor & Economic Growth and as certified by the Secretary of the Guarantor on March 19, 2004.

            ii)    Certificate of Assumed Name for National Set Screw Corporation assuming the name of NSS Technologies, Inc. certified on September 17, 1997, by the Michigan Department of Consumer and Industry Services.

            iii)   A copy of the Bylaws of the Guarantor as certified on March 19, 2004, by the Secretary of the Guarantor.

3. SPS TECHNOLOGIES WATERFORD COMPANY

  a.
  Certificate of Secretary of State

            i)     A good standing certificate dated March 11, 2004, issued by the Michigan Department of Labor & Economic Growth.

  b.
  Organizational Documents

            i)     A copy of the Articles of Incorporation for Terry Machine Company as certified on February 4, 2004, by the Michigan Department of Labor & Economic Growth and as certified by the Secretary of the Guarantor on March 19, 2004.

            ii)    A copy of the Bylaws of the Guarantor as certified on March 19, 2004, by the Secretary of the Guarantor.

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SCHEDULE A (Michigan Guarantors)